EXHIBIT 4.1

                                 TRUST AGREEMENT


     This TRUST AGREEMENT, dated as of June 23, 1998 (this "Trust Agreement"), among PECO Energy Company, a Pennsylvania corporation, as grantor (the "Grantor") and First Union Trust Company, National Association, as Issuer Trustee (the "Issuer Trustee"), Diana Moy Kelly and George Shicora, each as a Beneficiary Trustee (jointly, the "Beneficiary Trustees") (the Beneficiary Trustees and the Issuer Trustee being hereinafter referred to collectively as the "Trustees"). The Grantor and the Trustees hereby agree as follows:

     1. The trust created hereby shall be known as "PECO Energy Transition Trust" (the "Trust"), in which name the Trustees, or the Grantor to the extent provided herein, may conduct the business of the Trust, make and execute contracts, and sue and be sued.

     2. The Grantor hereby assigns, transfers, conveys and sets over to the Trustees the sum of $5,000. The Trustees hereby acknowledge receipt of such amount in trust from the Grantor, which amount shall constitute the initial trust estate. The Trustees hereby declare that they will hold the trust estate in trust for the Grantor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. ss. 3801, et seq. (the "Business Trust Act"), and that this document constitutes the governing instrument of the Trust. The Trustees are hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in accordance with the provisions of the Business Trust Act.

     3. The Grantor and the Trustees will enter into an amended and restated Trust Agreement, satisfactory to each such party and substantially in the form included as an exhibit to the 1933 Act Registration Statement (as defined below), to provide for the contemplated operation of the Trust created hereby and the issuance of the Transition Bonds referred to therein (the "Transition Bonds"). Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustees shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

     4. The Grantor and the Trustees hereby authorize and direct the Beneficiary Trustees (i) to file with the Securities and Exchange Commission (the "Commission") and execute, in each

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case on behalf of the Trust, the Registration Statement on either Form S-3 or
Form S-1 (the "1933 Act Registration Statement"), including any pre-effective or post-effective amendments to such 1933 Act Registration Statement (including the prospectus supplement, the prospectus and the exhibits contained therein), relating to the registration under the Securities Act of 1933, as amended, of the Transition Bonds; (ii) to file and execute on behalf of the Trust such applications, reports, surety bonds, irrevocable consents, appointments of attorney for service of process and other papers and documents as shall be necessary or desirable to register the Transition Bonds under the securities or "Blue Sky" laws of such jurisdictions as the Trust may deem necessary or desirable; and (iii) to do or cause to be done all such other acts or things and to execute and deliver all such instruments and documents that any such Beneficiary Trustee shall deem necessary or appropriate to carry out the intent of the foregoing. In the event that any filing referred to above is required by the rules and regulations of the Commission or state securities or "Blue Sky" laws, to be executed on behalf of the Trust by the Issuer Trustee, then the Issuer Trustee, not in its individual capacity, but solely in its capacity as trustee of the Trust, is hereby authorized and directed to join in any such filing and to execute on behalf of the Trust any and all of the foregoing. In connection with all of the foregoing, the Trust hereby constitutes and appoints Diana Moy Kelly as its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the Trust or in the Trust's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the 1933 Act Registration Statement and any other registration statements and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as the Trust might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his respective substitute or substitutes, shall do or cause to be done by virtue hereof.

     5. This Trust Agreement may be executed in one or more counterparts.

     6. The number of Trustees initially shall be three (3) and thereafter the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by the Grantor which may increase or decrease the number of Trustees; provided, however, that to the extent required by the Business Trust Act, one Trustee shall either be a natural person who is a resident of the State of Delaware or, if not a natural person, an entity which has its principal place of business in

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the State of Delaware and otherwise meets the requirements of applicable
Delaware law. Subject to the foregoing, the Grantor is entitled to appoint or remove without cause any Trustee at any time. The Trustees may resign upon thirty (30) days' prior notice to the Grantor.

     7. This Trust Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws or principles).

     IN WITNESS WHEREOF, the parties hereto have caused this Trust Agreement to be duly executed as of the day and year first above written.

                                PECO ENERGY COMPANY, as Grantor


                                By: /s/ J. Barry Mitchell
                                    -------------------------------------------
                                    Name:  J. Barry Mitchell
                                    Title: Vice President,
                                               Finance and Treasurer


                                FIRST UNION TRUST COMPANY, NATIONAL
                                ASSOCIATION, not in its individual
                                capacity but solely as the Issuer
                                Trustee


                                By: /s/ Edward L. Truitt, Jr.
                                    -------------------------------------------
                                    Name:  Edward L. Truitt, Jr.
                                    Title: Assistant Vice President


                                DIANA MOY KELLY, not in her
                                individual capacity but solely as a
                                Beneficiary Trustee


                                By: /s/ Diana Moy Kelly
                                    -------------------------------------------
                                    Name:  Diana Moy Kelly


                                GEORGE SHICORA, not in his
                                individual capacity but solely as a
                                Beneficiary Trustee


                                By: /s/ George Shicora
                                    -------------------------------------------
                                    Name:  George Shicora

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